John Dickson President & CEO

Forward-Looking Statements This presentation contains forward-looking statements based on information available to Agere as of the date hereof. Agere's actual results could differ materially from the results stated or implied by such forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the impact of any global or regional health epidemic, such as severe acute respiratory syndrome, keeping pace with technological change, dependence on new product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, general industry and market conditions, timely completion of employment reductions and other restructuring and consolidation activities, limits on our ability to issue equity to raise capital and reliance on major customers and suppliers. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2002, and subsequent quarterly reports on Form 10-Q. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In this presentation, we may discuss non- GAAP or pro forma financial information. You can find comparable GAAP information and reconciliations between the non-GAAP and GAAP information on our website at http://www.agere.com/webcast. Pro forma results, exclude gain or loss from the sale of, and income or loss from, discontinued operations; net restructuring and other charges; amortization of goodwill and other acquired intangibles, net gain or loss from the sale of operating assets and cumulative effect of an accounting change.

A Quarter of Firsts FY4Q03 was the first quarter since the IPO with: Profitability on GAAP and pro forma basis Positive cash flow from operations, less capex (including all restructuring outlays) Gross margins over 40% Growth in revenues on both a sequential and year-over-year basis

Improving Financial Results -200 -100 0 100 200 300 400 500 600 FY1Q03 FY2Q03 FY3Q03 FY4Q03 Revenue, Pro Forma Net Income ($M) Revenue Pro Forma Net Income Gross Margin (w/o Restructuring) -20 -10 0 10 20 30 40 50 60 Gross Margin (percent)

Strong Momentum Fourth quarter 2003 product highlights: Shipped our 100 millionth SoC for hard disk drives Grew our mobile phone IC revenue by >30% (again) Investing in Gigabit Ethernet through acquisition of Massana Ltd. Introduced WaveLAN TM multimode chip set Expanded network processor family with the high- performance APP100 coprocessor

Our Revenue Profile Storage Read Channels, Preamps, SoCs PC Connectivity Modems, Computer I/O Wireless Data Mobile Phone and Wireless LAN ICs Enterprise Networking ASICs, Workstation and Server I/O Wireless Infrastructure DSPs, Network Processors, Switch ICs Agere's Estimated Fiscal 2003 Revenue by End Market Telecom Infrastructure Network Processors, Mappers, Framers, Switch Fabric, High-Speed PHYs This chart is based on management's estimates of our customers' use of our products by end application. This chart includes IP revenue allocated by sales and other factors that may affect the relative sizes of the slices.

Agere's Transformation Product portfolio actions Manufacturing consolidation Fix the balance sheet Achieve profitability Revenue growth in existing strengths Drive toward business model results Gross margin 45% - 50% Operating margins approaching 15% Invest in future growth opportunities 3G, consumer HDD, Wi-Fi(r) multimode Ethernet, SAN, RF power Accelerated growth from 2004 investments Achieve and sustain business model 2002 - 2003: 'Survive and Realign' 2004: 'Strategy Alignment' 2005 + Beyond: 'Model Performance'

Best Customer Experience Product Leadership Manufacturing Leadership Customer Service Leadership Best Customer Experience

What is Product Leadership? Ability to deliver the right solutions at the right time and cost Understanding how to manage signal integrity in complex analog and digital systems Signal processing, or SNR (signal to noise ratio, i.e., separating a little signal from a lot of noise) Algorithmic processing expertise Understanding the protocols of the application areas we focus on Systems and software knowledge Trusted performance in the real world Few semiconductor companies have, or can acquire, the depth of systems understanding we have

What is Customer Service Leadership? Leadership in 'whole product' solutions for our customers Not just the technology, but all of the things that customers value Documentation and reference systems that enable customers to develop solutions efficiently Worldwide (local) application engineering support with a deep understanding of signal processing and protocols Supply chain management that allows customers to order products when they want, and get them delivered where they want, when they want A demeanor and style in every customer interaction that make us the best company to do business with

Key Initiatives for Sustained Excellence Gross margin improvement Design for manufacturing; manufacturing readiness Program management Marketing excellence Performance management Product and Customer Service Leadership

Agere's Award-Winning Service Samsung "Best Supplier" Maxtor "Outstanding Supplier" Sun Microsystems "Top ASIC Supplier" Siemens "Top ASIC Supplier" Toshiba "Support and Cost Reduction" Fujitsu "Distinguished Partner" Lucent "Delivery and Support" GlobespanVirata "Supplier Excellence Award" Jabil/Quantum "Supplier Award" Fiscal 2003 supplier awards

Tech Market Evolution . . .The Next Parade


The Next Tech
Market Explosion:
Personal Broadband
Mainframes
1960's
Minis
1970's
PC
1980's
Internet
1990's
Mobile
Connectivity
Totally
Connected
Consumer
2000's +
Agere's Strengths
Micros. & Local
Memory for Business &
Personal Computing
Communications & Mass
Storage for Rich Media
Delivery Anywhere

agere systems

Making Personal Broadband a Reality Effortless, Global Connectivity Enabling the movement of voice, pictures, video and documents in any connected environment Efficient Storage Enabling the storage of voice, pictures, video and documents locally and on the network Valued Delivery Enabling the delivery of voice, pictures, video and documents with the needed service and security at the right cost

Investing for Growth Concentrating on areas of demonstrated strength 3G cell phones, consumer and mobile HDDs Expanding into selected adjacent markets RF power, Ethernet PHYs Introducing new products that leverage existing IP Storage area networks, printer and imaging SoCs Incremental resources near customers Additional development and FAE support in Asia Sourcing teams now based in Singapore

Taking Advantage of Our Opportunities Great progress demonstrated in financial results Cash flow, margins, balance sheet Business focused on continued improvement Strong market positions in Client and Infrastructure Established momentum in Client Systems Gaining share in our two largest businesses: storage and wireless terminals Demonstrated ability to integrate around our IP Taking advantage of our independent status in Infrastructure Systems Ability to generate and maintain gross margins Strong design win performance Capable, motivated employees